UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 30, 2008
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 McKinney Avenue, Suite 1515, Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 382-3630
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On April 30, 2008, Lighting Science Group Corporation (the “Company”) entered into a Technology Development and Supply Agreement (the “Agreement”) with Jamestown One Times Square, L.P. whereby for a period of two-years from the date of the Agreement the Company will develop and supply the lighting technology for a 12-foot diameter ball that will incorporate LED technology and Waterford Crystal elements to be placed on top of the One Times Square building. The Agreement may be terminated by either party in writing, subject to certain terms and conditions set forth therein.
A copy of the Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Agreement for a more complete understanding of the terms and conditions. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1*	Technology Development and Supply Agreement, dated April 30, 2008, by and between Lighting Science Group Corporation and Jamestown One Times Square, L.P.

*	Denotes an exhibit for which the Company has requested an order from the Securities and Exchange Commission (the “Commission”) pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, granting confidential treatment to selected portions. Accordingly, the confidential portions have been omitted from the exhibits filed herewith and have been filed separately with the Commission. Omitted portions are indicated in the exhibit with “*******”.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: May 6, 2008	By:	/s/ Govi Rao

Name: Govi Rao
Title: Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit
10.1*	Technology Development and Supply Agreement, dated April 30, 2008, by and between Lighting Science Group Corporation and Jamestown One Times Square, L.P.

*	Denotes an exhibit for which the Company has requested an order from the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, granting confidential treatment to selected portions. Accordingly, the confidential portions have been omitted from the exhibits filed herewith and have been filed separately with the Commission. Omitted portions are indicated in the exhibit with “*******”.